CERTIFICATIONS

I, Armen Arus, President of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Armen Arus
Armen Arus
President

Date:	December 9, 2011

*****

I, Keith D. Kemp, Treasurer of Transparent Value Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Keith D. Kemp
Keith D. Kemp
Treasurer

Date:	December 9, 2011